UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	20-0161599 (I.R.S. Employer Identification No.)

12750 High Bluff Drive, Suite 310 San Diego, California (Address of Principal Executive Offices)	92130 (Zip Code)

If this form relates to the
registration of a class of securities
pursuant to Section 12(b) of the
Exchange Act and is effective
pursuant to General Instruction
A.(c), please check the following
box. ☐	If this form relates to the
registration of a class of securities
pursuant to Section 12(g) of the
Exchange Act and is effective
pursuant to General Instruction
A.(d), please check the following
box. ☑
Securities Act registration statement file number to which this form relates:          333-128871
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.0001 per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the Common Stock, par value $0.0001 per share (the “Common Stock”), of Somaxon Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus that constitutes part of the Registrant’s Registration Statement on Form S-1 (File No. 333-128871) initially filed with the Securities and Exchange Commission on October 7, 2005, as amended from time to time, and is incorporated herein by reference.
Item 2. Exhibits.
     The documents listed below are filed as exhibits to this Registration Statement:

Exhibit
Number	Exhibit Title
3.1(1)	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect upon completion of the offering.

3.2(1)	Form of Amended and Restated Bylaws of the Registrant to be in effect upon completion of the offering.

4.1(2)	Form of the Registrant’s Common Stock Certificate.

4.2(3)	Amended and Restated Investor Rights Agreement dated June 2, 2005.

(1)	Incorporated by reference to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-128871) filed with the Securities and Exchange Commission on November 30, 2005.

(2)	Incorporated by reference to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-128871) filed with the Securities and Exchange Commission on December 13, 2005.

(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-128871) filed with the Securities and Exchange Commission on October 7, 2005.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOMAXON PHARMACEUTICALS, INC.
Dated: December 13, 2005	By:	/s/ Kenneth M. Cohen
	Name:	Kenneth M. Cohen
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
3.1(1)	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect upon completion of the offering.

3.2(1)	Form of Amended and Restated Bylaws of the Registrant to be in effect upon completion of the offering.

4.1(2)	Form of the Registrant’s Common Stock Certificate.

4.2(3)	Amended and Restated Investor Rights Agreement dated June 2, 2005.

(1)	Incorporated by reference to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-128871) filed with the Securities and Exchange Commission on November 30, 2005.

(2)	Incorporated by reference to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-128871) filed with the Securities and Exchange Commission on December 13, 2005.

(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-128871) filed with the Securities and Exchange Commission on October 7, 2005.